UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2006
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The purpose of this Current Report on Form 8-K is to furnish the press release issued by Quiksilver, Inc. on June 8, 2006 announcing its financial results for the quarter ended April 30, 2006. The press release is attached hereto as Exhibit 99.1.
     In addition to Quiksilver’s GAAP financial information, the press release furnished with this report as Exhibit 99.1 reports diluted earnings per share excluding stock option based compensation expense, which is considered a non-GAAP financial measure. Quiksilver adopted SFAS 123(R) on November 1, 2005 which requires companies to recognize compensation expense equal to the fair value of stock options or other share based payments. Quiksilver believes that this non-GAAP information provides consistency and comparability with the its past financial reports, and also facilitates comparisons with other companies, many of which use similar non-GAAP information to supplement their GAAP results. Quiksilver has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Quiksilver’s operations.
     The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other proforma measures used by other companies.
     The information in this Form 8-K and Exhibit shall not be deemed filed for purposes of Section 18 of Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
     The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated June 8, 2006, issued by Quiksilver, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quiksilver, Inc. (Registrant)
Dated: June 8, 2006	By:	/s/Steven L. Brink
		Name:	Steven L. Brink
		Title:	Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title or Description
99.1	Press Release, dated June 8, 2006, issued by Quiksilver, Inc.